EXHIBIT 1
Trades on June 19, 2009
Table I — Non-Derivative Securities Acquired, Disposed of, or Beneficially Owned

								5. Amount of
								Securities
		2A.Deemed						Beneficially
	2. Transaction	Execution						Owned	6. Ownership
	Date	Date, if any			4. Securities Acquired (A) or			Following	Form: Direct	7.Nature of
1. Title of	(Month/	(Month/	3. Transaction Code		Disposed of (D)			Reported	(D) or	Indirect
Security	Day/	Day/	(Instr. 8)		(Instr. 3, 4 and 5)			Transaction(s)	Indirect (I)	Beneficial Ownership
(Instr. 3)	Year)	Year)	Code	V	Amount	(A)or (D)	Price	(Instr. 3 and 4)	(Instr. 4)	(Instr. 4)
Common Stock	06/19/09		S		19,370	D	$6.5000	1,212,239	I	(2)
Common Stock	06/19/09		S		2,578	D	$6.5050	1,209,661	I	(2)
Common Stock	06/19/09		S		400	D	$6.5075	1,209,261	I	(2)
Common Stock	06/19/09		S		17,395	D	$6.5100	1,191,866	I	(2)
Common Stock	06/19/09		S		600	D	$6.5150	1,191,266	I	(2)
Common Stock	06/19/09		S		600	D	$6.5175	1,190,666	I	(2)
Common Stock	06/19/09		S		3,964	D	$6.5200	1,186,702	I	(2)
Common Stock	06/19/09		S		1,500	D	$6.5250	1,185,202	I	(2)
Common Stock	06/19/09		S		12,612	D	$6.5300	1,172,590	I	(2)
Common Stock	06/19/09		S		100	D	$6.5350	1,172,490	I	(2)
Common Stock	06/19/09		S		6,931	D	$6.5400	1,165,559	I	(2)
Common Stock	06/19/09		S		8,150	D	$6.5500	1,157,409	I	(2)
Common Stock	06/19/09		S		800	D	$6.5550	1,156,609	I	(2)
Common Stock	06/19/09		S		2,935	D	$6.5600	1,153,674	I	(2)
Common Stock	06/19/09		S		200	D	$6.5675	1,153,474	I	(2)
Common Stock	06/19/09		S		3,933	D	$6.5700	1,149,541	I	(2)
Common Stock	06/19/09		S		1,900	D	$6.5750	1,147,641	I	(2)
Common Stock	06/19/09		S		600	D	$6.5775	1,147,041	I	(2)
Common Stock	06/19/09		S		10,232	D	$6.5800	1,136,809	I	(2)
Common Stock	06/19/09		S		2,400	D	$6.5900	1,134,409	I	(2)
Common Stock	06/19/09		S		300	D	$6.5950	1,134,109	I	(2)
Common Stock	06/19/09		S		9,314	D	$6.6000	1,124,795	I	(2)
Common Stock	06/19/09		S		2,400	D	$6.6100	1,122,395	I	(2)
Common Stock	06/19/09		S		900	D	$6.6200	1,121,495	I	(2)
Common Stock	06/19/09		S		100	D	$6.6225	1,121,395	I	(2)
Common Stock	06/19/09		S		100	D	$6.6300	1,121,295	I	(2)
Common Stock	06/19/09		S		300	D	$6.6500	1,120,995	I	(2)

(2)	The reportable securities are owned directly by CDC IV, LLC and indirectly by CDC Operations LLC, David R. Ramsay, Argeris Karabelas and Jan Leschly. CDC Operations LLC disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that CDC Operations LLC is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of its pecuniary interest therein. David R. Ramsay, Argeris Karabelas and Jan Leschly are each partners of CDC Operations LLC. Messrs. Ramsay, Karabelas and Leschly each disclaims beneficial ownership of the reportable securities and this report shall not be deemed an admission that Messrs. Ramsay, Karabelas and Leschly is the beneficial owner of such securities for purposes of Section 16 or any other purpose, except to the extent of their pecuniary interest therein.